Exhibit 99.1

Helix TCS Closes Amercanex Acquisition

Denver, CO. (September 12, 2019) - Helix TCS, Inc. (OTCQB: HLIX) (the “Company”), the leading provider of critical infrastructure services to the legal cannabis industry, finalized its previously announced acquisition of Amercanex (the “Transaction”), a B2B wholesale marketplace that leverages blockchain technology and is capable of facilitating wholesale cannabis and hemp transactions between licensed businesses on a global scale. Upon the closing of the Transaction, the Company has already made significant progress towards integrating the technology with its leading seed to sale, dispensary point of sale, and government traceability technology, via subsidiary BioTrackTHC.

“We believe that our government and commercial clients will benefit from a real-time B2B wholesale exchange marketplace that integrates directly with their required government traceability system at the regulatory level, and with their seed to sale tracking software at the business level,” said Zachary L. Venegas, Executive Chairman and CEO of Helix TCS, Inc. “As legal cannabis and hemp industries take shape, the potential for an integrated platform of critical infrastructure services will be massive, and we have the perfect vehicle to deploy that platform via our dominant market share.” “It’s very exciting” said Amercanex CEO Steve Janjic “The Helix ecosystem is precisely the place for this platform to have maximum impact on the industry”.

In 2016, the Company also acquired Cannabase, the largest and oldest B2B wholesale marketplace in Colorado, which will play a critical role in the Company’s strategic initiatives. By incorporating a wholesale B2B marketplace into BioTrackTHC’s vertically integrated seed to sale tracking and dispensary point of sale software, the Company will be in a unique position to collect data points from the entire cannabis supply chain. Currently, the Company holds government cannabis technology contracts in 10 U.S. states and territories, operates in over 2,000 locations across the full-vertical, and was identified by a 3rd party as the largest provider of dispensary point of sale software based on sheer market share.

About Helix TCS, Inc.

Helix TCS, Inc. (OTCQB: HLIX) is a leading provider of critical infrastructure services, helping owners and operators of licensed cannabis businesses stay competitive and compliant while mitigating risk. Through its proprietary technology suite and security services, Helix TCS provides comprehensive supply chain management, compliance tools, and asset protection for any license type in any regulated cannabis market. Helix TCS' products reach over 2,000 customer locations in 38 states and 6 countries and has processed over $18 billion in cannabis sales. For more information on Helix TCS and to sign up for investor updates, visit us at www.helixtcs.com.

About Amercanex

The ACE Marketplace offered by Amercanex (American Cannabis Exchange), is the web-based user-interface to the Electronic Cannabis Marketplace (ECM), offering a comprehensive suite of tools and solutions tailored to address a diverse client base. The proprietary platform ensures that only product, quantity, quality and best-available pricing are shown, thus ensuring a completely transparent, neutral and non-manipulated free-market where supply and demand are the key factors affecting price discovery. To learn more about Amercanex, please visit http://www.amercanex.com

Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to fund our operations and pay any outstanding debt; fluctuations in our financial results; general economic risks; the volatile nature of the market for our products and services and other factors that could impact our anticipated growth; our ability to manage our growth; changes in laws and regulations regarding the cannabis industry and service providers in the cannabis industry; reliance on key personnel; our ability to compete effectively; security and other risks associated with our business; intellectual property risks; and other risk factors set forth from time to time in our SEC filings. Helix TCS assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Contact:

Colt Peterson

Helix TCS, Inc.

303-324-1022

press@helixtcs.com

IR Contact:

Scott Ogur

Helix TCS, Inc.

ir@helixtcs.com